UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 25, 2006

The Inventure Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3500 S. La Cometa Dr. Goodyear, AZ	85338
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 26, 2006, the Company announced the following actions, effective July 25, 2006:  (a) the resignation of F. Phillips Giltner, III from the Board and as Chairman and financial expert of the Audit Committee; (b) the election of Macon Bryce Edmonson as a new member of the Board and Audit Committee; and (c) the designation of Ashton D. Asensio, a current independent member of the Board and Audit Committee, as Chairman and financial expert of the Audit Committee. A copy of the press release announcing these items is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

There were no disagreements that led to Mr. Giltner’s personal decision to resign from the Board, and there is no arrangement or understanding between Mr. Edmonson and any other person pursuant to which Mr. Edmonson was elected as a member of the Board and Audit Committee. There are no transactions in which Mr. Edmonson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Edmonson served as a Senior Vice President in charge of the North American business of Del Monte Fresh Produce Company from 1995 to 2005 and, since mid-2005, has been a consultant for the food industry helping companies realign their strategies and position themselves for growth in the North American market. Mr. Edmonson received Bachelor and Master of Science degrees in Entomology from the University of Florida, and an MBA in Marketing from the University of Miami.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated July 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Inventure Group, Inc.
(Registrant)

Date	July 26, 2006
/s/ Eric J. Kufel
(Signature)

Eric J. Kufel
Chief Executive Officer